SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2009

Commission File Number: 333-131599

HIPSO MULTIMEDIA, INC.

(Name of Registrant in Its Charter)

Florida (State or Other Jurisdiction of Incorporation or Organization)	22-3914075 (I.R.S. Employer Identification No.)
550 Chemin du Golf, Suite 202, Ile des Soeurs, Quebec, Canada (Address of Principal Executive Offices)	H3E 1A8 (Zip Code)
514-380-5353 (Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Account

On July 9, 2009, Hipso Multimedia, Inc. (the “Registrant” or “Registrant”) filed a Form 8-K announcing that on July 1, 2009, the Registrant had dismissed Meyler & Registrant, LLC (“Meyler”) as its independent registered public accounting firm and, on July 3, 2009, had engaged KBL, LLP (“KBL”) as its new independent registered public accounting firm.

Subsequent to the termination, of Meyler, they withdrew its opinion on the financial statements of the Registrant for the years ended November 30, 2008 and 2007 contained in Form 10-K/A filed by the Registrant on June 30, 2009 (“Form 10-K/A”). The Registrant has withdrawn its annual report on Form 10-K/A and is in process of re-auditing the years ended November 30, 2008 and 2007, with its new independent registered accounting firm, KBL. As a result of the re-audit, and the withdrawal of the Meyler opinion, for the November 30, 2008 and 2007 years Meyler previously audited, the Registrant was unable to obtain a letter from Meyler for this 8-K/A filing regarding disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Meyler would have caused it to make reference to the matter in its reports.

The Registrant’s board of directors, elected to engage KBL, LLP to re-audit these periods.

The Registrant is working with the Securities and Exchange Commission (“SEC”) Staff Attorneys to bring resolution to this matter and to correctly amend its annual report for the years ended November 30, 2008 and 2007.

The decision to change the Registrant’s accounting firm was made by the Registrant’s board of directors on July 1, 2009.

Additionally, as stated in the original 8-K filing on July 9, 2009, there were no "reportable events" as that term is described in Item 304 (a)(1)(v) of Regulation S-K, except that on July 6, 2009, Meyler notified the Registrant that (i) it had not reviewed or approved the filing of the Form 10-K/A filed by the Registrant with the SEC on June 30, 2009, (ii) the Registrant had not received permission from Meyler to include its opinion which was contained in the Form 10-K/A, (iii) the Form 10-K/A contained incomplete financial statements and modified footnote disclosure, and (iv) Meyler is unwilling to be associated with the financial statements prepared by management which were included in the 10-K/A. In its letter, Meyler also demanded that the Form 10-K/A be amended to delete its opinion. The Registrant is currently in process of having the years November 30, 2008 and 2007 re-audited and upon completion will re-file its amended 10-K/A for November 30, 2008 and any interim reports affected by the re-audit of the annual report.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In the Registrant’s initial Form 8-K filing on July 9, 2009, it was noted that on July 7, 2009, the Registrant was advised by Meyler that action should be taken to prevent future reliance on the audit report of Meyler which was included in the Form 10-K/A. Specifically, Meyler requested that the Registrant amend the Form 10-K/A to delete its opinion on the financial statements contained therein.

The Registrant concluded that an Item 4.02, non-reliance disclosure was necessary, upon realization that in the amended filing of the Form 10-K/A, the financial statements were omitted. Thus, the November 30, 2008 and 2007 audited financial statements should not be relied upon. Due to the subsequent withdrawal of the audit opinion by the former independent registered public accounting firm, the Registrant has (i) entered into an engagement agreement with KBL, the new independent registered public accounting firm to re-audit these periods so reliance can be placed on the financial statements to be audited by KBL, and (ii) has requested that the amended Form 10-K/A filed June 30, 2009 be withdrawn.

In the initial Form 8-K filing on July 9, 2009, the Chief Executive Officer had discussed with Meyler, the matters disclosed in the filing pursuant to Item 4.02(b) of the Form 8-K, but subsequent to Meyler’s withdrawal of its audit opinion on the financial statements for the years ended November 30, 2008 and 2007, and the engagement of KBL to re-audit these periods, no further discussions relevant to item 4.02(b) have occurred. The Registrant is moving forward with its re-audit of these periods with KBL. Upon completion of the re-audits, the Registrant will file a Form 10-K/A, and restated financial statements.

As a result of (i) our former independent registered accounting firm's withdrawal of its previous opinion on the audited financial statements for the years ended November 30, 2008 and 2007; (ii) the withdrawal of the Form 10-K/A amended on June 30, 2009; and (iii) the re-audit by KBL of the November 30, 2008 and 2007 financial statements, the Registrant has not received a letter from Meyler and their revised disclosure on whether or not they agree with the statements made by them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIPSO MULTIMEDIA, INC.

Date:  July 24, 2009

By: /s/ Rene Arbic

Rene Arbic

Chef Executive Officer